Exhibit 10(c)

INSTITUTIONAL CUSTODY

CUSTODIAL AGREEMENT

The undersigned account holder (referred to as “Customer”, even if more than one holder signs below) hereby establishes a custodial account (“Account”) with Amegy Bank National Association. (“Custodian”). Customer designates Custodian, to serve as custodian of the Account; and makes the designations, elections and declarations set forth below; and agrees to be bound by each of the provisions set forth in the terms and conditions of Custodial Agreement (this “Agreement”). Customer agrees that Custodian shall be entitled to treat the title issue Account and any deposit account to and from which Custodian is directed to debit or credit with respect to transactions relating to the Account as being titled and styled the same as the Account with identical ownership interests notwithstanding any joint account holders of such deposit account and Customer shall be solely responsible to account to any joint account holder as to such person’s interest in such deposit account.

1.1 Establish Custody Account by Custodian:

Securities will be held at a depository selected by the Custodian and in the form required by the depository, which may include registration in a nominee name or in book entry form. If the securities held for the Customer are held in book entry form, ownership is recorded, but tangible certificates are not issued. . Custodian will maintain records as to the number of securities owned by Customer and Custodian’s records will be kept on an account-by-account basis. Customer consents to the aggregation of purchases, sales, and exchanges of securities by Custodian in the manner described above. Custodian will segregate all purchases, sales, and exchanges of securities in the Account on a transaction basis separate from all other purchases, sales, and exchanges.

1.2 Customer Instructions:

Customer instructions are to be made in writing and signed by Customer, but Custodian is entitled to accept and rely upon oral or unsigned instructions or directions and, in doing so, shall not be liable for executing any such instructions or directions which Custodian believes to be genuine. Customer will furnish confirmation, in writing and signed by Customer, of previous oral or unsigned instructions or directions, if required. If more than one account holder signs below, Custodian is entitled to accept and rely upon instructions given as aforesaid by any such account holder. If Customer is other than an individual, Customer hereby designates the person(s) whose authorized signature(s) appear hereon as the authorized agent or agents of Customer to perform any and all acts contemplated herein on behalf of Customer, the authority of said agent or agents remaining in full force and effect until written notice of the termination of such authority shall have been delivered to Custodian by any one of the person(s) whose signature(s) appear herein.

1.3 Custodian Reliance on Instructions:

Custodian will be fully protected in relying on and acting on any notice, instruction, direction, or approval, whether transmitted in writing, electronically, orally, or otherwise, received from Customer, or any one of the person(s) whose signature(s) appear herein if Customer is not an individual or such additional person(s) who are designated to

Custodian by any one of the person(s) whose signature(s) appear herein, and Custodian will be under no duty to make any investigation or inquiry with respect to any such notice, instruction, direction, or approval received from Customer, or any one of the person(s) whose signature(s) appear herein if Customer is not an individual or such additional persons(s) who are designated to Custodian by any one of the person(s) whose signature(s) appear herein. With respect to any instructions authorizing the receipt of securities in connection with transactions not placed through Custodian; Custodian shall have no duty to advise Customer of non-receipt of, or to take steps to obtain delivery of, securities from third parties either against payment or free of payment. With respect to any instructions authorizing the delivery of securities in connection with transactions not placed through Custodian; Custodian shall have no duty to meet the delivery date of the securities or, if payment is involved, credit Customer’s Account with proceeds, unless proper authorization is received by Custodian with a reasonable and sufficient amount of time prior to the settlement date.

1.4 Pledged Securities:

In the event the securities covered by this Agreement are pledged, such securities are subject only to the order and direction of the pledgee. Pledged securities are subject to release by pledgee at all times. Substitution of pledged securities is not permitted unless approved in writing in advance by pledgee.

1.5 Principal and Income Payments:

The Custodian will collect interest and other income from bearer securities and from securities registered in the Custodian’s nominee name that the Customer has deposited in the Account. Unless instructed otherwise in writing, the Custodian will use its best efforts to collect principal at maturity and at dates of call for payment. The Custodian is under no obligation to present coupons or securities for payment prior to their due date. The Custodian will have no liability for failure to collect principal and interest, due to failure of the obligor or payor of any securities held in the Account to make timely payment thereon, and will not be obligated to institute or participate in any related legal proceedings. The Custodian has no duty in connection with the collection or payment of dividends on stocks or interest on bonds or other securities held in the Account and registered in a name other than the Custodian’s nominee name.

1.6 Uncollectible Payments:

In the event Custodian advances proceeds of securities and credits them to Customer’s bank account prior to Custodian’s collection of such from a paying agent and Custodian does not receive such proceeds from the paying agent within a reasonable time thereafter, said reasonable time to be determined by Custodian at Custodian’s sole discretion, Customer agrees to repay the credited proceeds upon Custodian’s demand, and Custodian shall have the right, at any time and from time to time, and in any order, to debit the bank account referred to above, any other deposit account maintained by Customer with Custodian or the undersigned’s Custody Account, if necessary, to effect such payment.

1.7 Limitations on Custodian Duties:

All securities and proceeds of securities held by Custodian pursuant hereto shall be subject to the full and exclusive control of Customer, and the Custodian does not assume any obligation to review the securities held by it for the Customer, or to supervise, advise or recommend to the Customer the purchase, retention, sale, exchange or deposit in reorganization or otherwise, at any time, unless provided for by a separate written agreement between the parties.

Custodian shall be responsible only as a gratuitous bailee, regardless of whether any compensation for its services is actually paid, and shall give Customer securities in its custody the same degree of care and protection it gives its own securities of like kind and Customer agrees that Custodian shall only be liable for its own gross negligence or willful misconduct for failure to comply with the terms of this Agreement. Custodian shall not be responsible for the genuineness, alteration or validity of any Customer securities, Custodian shall not be required to carry any form of insurance for the Account or securities, but Customer may carry for its own account such insurance as Customer may deem necessary or desirable.

1.8 Account Statements:

On a monthly basis or upon Customer’s request, the Custodian will issue a statement of transaction activity and security position report for the Account Custodian will use endeavor to provide accurate reporting, however, reporting and posting errors, including, but not limited to, errors in trade settlement instructions whether received via fax, electronic or orally, will be corrected to reflect what actually occurred in the marketplace, and Custodian will only be liable for reporting and posting errors resulting from Custodian’s gross negligence or willful misconduct. Customer will be responsible for notifying Custodian of discrepancies in the activity and/or balances contained in the Account statement and such discrepancies must be reported to Custodian in writing within thirty (30) days of the issuance of an Account statement.

1.9 Proxy Voting/Ownership Communications:

Custodian will cause all proxies and other ownership communications issued by any company whose securities are held in the Account to be mailed to Customer unless otherwise directed in writing by Customer. In addition to proxies, ownership communications include, but are not limited to, any consents, elections, instructions, directions, approvals and periodic reports provided by an issuer. In the event Custodian does not receive a timely consent, election or any other action required of Customer by the cut-off time set by the depository, Custodian shall elect to “Take No Action” on behalf of Customer and shall not be held liable for any losses incurred in doing so. Customer will have the sole responsibility for voting all proxies. Custodian shall be under no duty to determine how, or if, proxies are voted. Custodian shall be under no obligation to forward or retain any other corporate material received by the Account unless required by law except to the extent outlined above.

1.10 No Direct Access to Marketplace:

Customer by acceptance of the Agreement understands that Custodian does not provide direct access to the marketplace. Rather, Custodian routes trade instructions to the appropriate depository for trade settlement and safekeeping. In the event Customer does not maintain a bank account other than the Account with Custodian, Customer must designate another form of payment to cover purchase transactions.

1.11 Trade Cancellation:

Customer agrees that Custodian cannot guarantee that requests to cancel or modify trade instructions will be processed upon submission, and agrees that such trade instructions will not be effected unless Custodian has had sufficient time to notify the appropriate depositories, agents or third parties, if warranted. Customer must notify Custodian of trade cancellations or modifications via fax, telephone or electronically, however, Customer should not assume that the trade cancellation or modification was processed although received by Custodian, prior to the established cut-off time to effect a change in trade settlement.

If Customer submits trade instructions, and makes any decision or takes any action in reliance upon such submission of a trade cancellation or modification, unless and until Customer has received notice of the cancellation or modification from Custodian, Customer agrees that it does so at its own risk and agrees that it will in no way hold Custodian or any of Custodian’s agents or third parties responsible for any expenses or losses incurred in so doing.

1.12 Valuation Reporting:

Custodian reports the value of account assets as accurately as possible using resources available to it, and believed to be reliable. Individual values for securities that have publicly-quoted prices are reported based solely on such quoted prices, which are obtained from a quotation service or other source generally available to the public. Custodian does not guarantee the accuracy of prices obtained from quotation services, or the length of availability of such prices. The reported value of any asset may differ materially from its actual value. Custodian does not guarantee the accuracy of reported values, or whether Customer will be able to obtain the value indicated on Customer’s Account statement in the event of a sale.

1.13 Payment of Fees:

Customer agrees to pay compensation for services, if any, to Custodian rendered hereunder, which compensation shall be in accordance with the fee schedule determined by Custodian from time to time. Custodian is authorized at Custodian’s discretion to charge such compensation to Customer, on behalf of the undersigned’s custody Account activity. Custodian is also authorized to debit such Accounts for the costs of expenses of purchases and sales made upon the instructions of Customer and /or other items chargeable in connection with the Account.

1.14 Accuracy of Representations:

Customer represents and warrants that it has supplied Custodian with accurate information in the account application, custodial agreement, new account application, implementation form, instruction or any other written correspondence pertaining to the Account and no one except Customer listed has an interest in the Account. In addition, Customer agrees to notify Custodian, in writing if there is a change in the facts set forth in the account information of the account application, or any other forms supporting the account application whenever any such information becomes inaccurate.

1.15 Joint Account Holders:

If there is more than one Account holder who signs this Agreement, each Account holder is jointly and severally liable for obligations arising under this Agreement. Each joint Account holder, acting alone and without notice to any other Account holder, has the authority to deal with Custodian fully and completely. Custodian will follow the instructions of any joint Account holder and Custodian will not be responsible for determining the purpose or propriety of any instruction received from any Account holder. Custodian reserves the right, but shall have no obligation, to require written instructions from each Account holder, at Custodian’s discretion. Any notice sent to one Account holder that would be deemed to be notice to each Account holder.

1.16 Assignment and Successors:

Custodian may assign its rights and duties to any person or entity upon thirty (30) days prior written notice to Customer. These terms and conditions are binding upon the heirs, executors, administrators, successors, assigns, and personal representatives of Customer and inure to the benefit of Custodian and its successors and assigns. Customer may not, however, assign any rights or duties under this Agreement or any interest in Account to any third party without prior written consent of Custodian.

1.17 Amendment:

Custodian may modify or amend any of the terms and conditions of this Agreement upon thirty (30) days prior written notice to Customer, but no such modification or amendment will affect obligations incurred by Customer prior to the effective date of such modification or amendment.

1.18 Termination of Custodian Agreement:

This Agreement is terminable at the option of either Customer or Custodian upon sixty (60) days written notice to the other party. If there is more than one Account holder that signs this Agreement, any Account holder, acting alone will have authority to terminate this Agreement. Custodian reserves the right to terminate this Agreement along with the Account and distribute the assets in the Account to Customer at any time and for any reason. Upon any termination, Custodian will distribute the assets held in the Account per Customer’s transfer instructions and Customer will remain liable for any unpaid fees, debts, or other obligations incurred in connection with the Account. If there is more than one Account holder that signs this Agreement, Custodian shall be entitled to distribute the assets in the Account to any such Account holder pursuant to the instructions of any such Account holder.

1.19 Applicable Laws, Rules and Regulations:

Custodian is authorized in the name and on behalf of the undersigned to execute any certificates of ownership or other reports, forms notices or statements which are or may hereafter be required by the Internal Revenue Service (the “IRS”) or any other governmental authority or commission, so far as the same are required in connection with the securities or proceeds thereof. Accounts will not be established without a social security number, employer identification number, or other applicable tax identification number (“TIN”). The TIN or social security number listed must belong to Customer identified in the ownership section of the registration, and must match IRS records to avoid backup withholding.

1.20 Privacy:

Custodian respects your financial privacy, and recognizes that confidentially is an important part of banking. Custodian’s Privacy Notice (herein so called) contains information regarding the ways in which nonpublic personal information about individuals who obtain products and services primarily for personal, family or household purposes is safeguarded. If Customer is interested in knowing more about the Privacy Notice, including how to opt out from information sharing (other than as permitted by law), there are several options available. Customer may visit Custodian’s web site at www.amegybank.com, visit a banking center location, or call customer service at 713-235-8800, and ask for a copy of the Privacy Notice.

1.21 Limitations:

Custodian shall not, and does not hereby undertake, any duties except as expressly provided herein and no duties shall be implied. Custodian shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, instruction or request furnished to it hereunder believed by it to be genuine and Custodian may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, instruction or request. Custodian shall not be liable for any action taken or omitted unless and to the extent a court or arbitral body, as applicable, of competent jurisdiction determines that Custodian’s gross negligence or willful misconduct was directly and primarily the cause of any such loss by Customer. Custodian shall have no liability for any act, omission or insolvency of any depository or third party provider. Custodian shall be entitled to consult with and rely upon the advice of legal counsel in the performance of its obligations hereunder and shall be fully protected in doing so, all at the cost and expense of Customer. Custodian shall not be liable for special, indirect or consequential damage or loss even if Custodian shall have been advised of the probability thereof in advance. The provisions of this paragraph shall survive the resignation or removal of Custodian and the termination of this Agreement.

1.22 Indemnification:

Customer assumes liability for, and agrees to indemnify, reimburse, save and keep harmless, Custodian, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an “Indemnified Party”) from and against, any and all claims, liabilities, obligations, losses, damages, penalties, costs and expenses (including, but not limited to, reasonable attorneys fees and expenses) that may be imposed on, incurred by, or asserted against, at any time, such Indemnified Party in any way relating to or arising out of the execution and delivery of this Agreement, the establishment of Account, the acceptance of deposits, the purchase or sale of any securities, the retention of cash or any other proceeds thereof and any payment, transfer or other application of cash or any other proceeds in accordance with the provisions of this Agreement or as Customer may otherwise direct Custodian, or as may arise by reason of any act, omission or error of Custodian including, but not limited to, any negligent acts or omissions, provided that Customer shall not be required to indemnify, reimburse, save and keep harmless Custodian for any losses, damages or penalties that arise as a direct result of Custodian’s gross negligence or willful misconduct. The indemnities contained in this paragraph shall survive the resignation or removal of Custodian and the termination of this Agreement. Customer hereby grants to Custodian a lien on, security interest in, and right of set-off against the Account and all other accounts with Custodian and the securities and proceeds for the payment of any amounts payable hereunder to Custodian, including, but not limited to, for the payment of any claim for indemnification, compensation, expenses or other amounts due hereunder.

1.23 Counterparts:

This Agreement may be executed in one or more counterparts. Each counterpart shall be deemed an original and together shall constitute one and the same document.

1.24 Force Majeure:

Custodian shall not be liable to Customer for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other acts or circumstances beyond the reasonable control of Custodian.

1.25 Imaging:

Customer understands and agrees that (a) Custodian’s document retention policy may involve the imaging of executed documents and the destruction of paper originals, and (b) Customer waives any right that it may have to claim that the imaged copies of the documents are not originals.

1.26 Arbitration:

Customer understands and agrees except as provided otherwise in this Agreement, all claims, disputes, controversies and other matters in question between the parties to this Agreement shall be settled by arbitration. Any arbitration will be conducted in accordance with the Arbitration Procedure described below.

Binding Arbitration:

Notwithstanding any provision in any Documents (defined below) to the contrary, upon the request of either Customer or Custodian (each being collectively called the “parties” and individually called a “party”), whether made before or after the institution of any legal proceedings, any action, dispute, claim or controversy of any kind (for example, whether in contract or in tort under statutory or common law, or legal or equitable) now existing or hereafter arising between or among the parties in any way arising out of, pertaining to or in connection with (1) the agreement, document, or instrument in which this Agreement is contained, to which this agreement is attached or in which it is incorporated by reference, or any related agreements, documents, or instruments (collectively, the “Documents”); (2) all past and present accounts including, without limitation, investment accounts, money market accounts and deposit accounts (whether demand deposits or time deposits), time deposits, credits, safe deposit boxes, safekeeping agreements, services, or other transactions, contracts or agreements; or (3) any aspect of the past or present relationships of the parties to the Documents, shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. The occurrence of any of the foregoing matters shall be referred to as a “Dispute”. Any party to this Agreement may bring by summary proceedings (for example, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any Dispute.

Governing Rules:

Notwithstanding any provision in any Documents to the contrary, all Disputes between the parties shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (the “AAA”) pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the Commercial Arbitration Rules of the AAA. If Title 9 of the United States Code is inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with this Agreement and the Commercial Arbitration Rules of the AAA. To the extent that any inconsistency exists between this Agreement and such statutes and rules, this Agreement shall control. Judgment upon the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction and in accordance with the practice of such court; provided, however, that nothing contained herein shall be deemed to be a waiver by any part that is a Bank of the protections afforded to it under The National Bank Act, the Texas Finance Code, or any other protection provided banks by laws of Texas or the United States.

No Waiver, Preservation of Remedies:

No provision of, nor the exercise of any rights under this Agreement shall limit the right of any party to employ other remedies, including, without limitation: (1) foreclosing against any real or personal property, collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law; (2) exercising self-help remedies (including, without limitation, set-off rights); or (3) obtaining provisional or ancillary remedies such as, without limitation, injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief, pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right of any party, including, without limitation, the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, being less than all, without impairing rights against other liable persons. Nor shall a party be required to join any principal obligor or any other liable persons (including, without limitation, sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

Arbitration Proceeding:

All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against a disclosure of confidential information, including, without limitation, any protection afforded the work-product of any attorney that could otherwise be claimed by any party, shall be available to and may be claimed by any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement. Any arbitration proceeding shall be conducted in Harris County, Texas by a panel of three arbitrators, each having substantial experience and recognized expertise in the field or fields of the matter(s) in dispute.

Other Matters:

This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Agreement shall survive any termination, amendment or expiration of the Documents unless (1) the provisions are amended or new terms and provisions are incorporated as permitted in Texas Banking Act Art. 342-701, or (2) the parties otherwise expressly agree in writing. This Agreement may be amended, changed or modified only by the express provisions of a contract in writing which specifically refers to this Agreement and which is either (1) the result of an amendment or incorporated of new terms and provisions as permitted by the Texas Banking Act, or (2) is signed by all the parties to the Documents.

1.27 Entire Agreement:

THIS AGREEMENT, TOGETHER WITH THE ACCOUNT APPLICATION AND SUPPORTING ACCOUNT FORMS CONTAIN THE ENTIRE AGREEMENT BETWEEN CUSTOMER AND CUSTODIAN, WITH RESPECT TO THE SUBJECT MATTER CONTAINED IN THIS AGREEMENT AND SUPERSEDES ALL PRIOR COMMUNICATIONS, WHETHER ORAL, WRITTEN OR ELECTRONIC. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Customer further acknowledges that custodial fees are charged in respect to this account, including (but not necessarily limited to) fees for custody and administration, asset transfers and extraordinary services. Customer acknowledges receipt of this Agreement, Instructions and acceptance of all of its terms and conditions. Customer further acknowledges understanding and agreement to this Agreement, terms and conditions, Privacy Notice, Arbitration Statement, Fees and all other provisions included with this Agreement. Customer evidences agreement and acceptance by execution of this Agreement on the date below. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision that determination shall not affect the validity of the remaining provisions of this Agreement.

1.28 Governing Law and Venue:

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws provisions. Any proceeding hereunder shall be brought in Federal court sitting in Harris County, Texas.

[SIGNATURE PAGES FOLLOW]

Name(s) of Authorized Signer(s):

L’Sheryl D. Hudson	/s/ L’Sheryl D. Hudson
Name (please print)	Signature

Brett Chiles	/s/ Brett Chiles
Name (please print)	Signature

If additional space is needed to identify Authorized Signers, please attach a letter of authorization identifying the additional individuals.

Signature of Authorized Signer(s):

X	/s/ L’Sheryl D. Hudson	X	/s/ Brett Chiles

Accepted by: Amegy Bank National Association

Valerie Newman
Name Bank Officer

/s/ Valerie Newman, V.P.
Signature and Title

8/16/08
Date:

Please make a copy of the Custodial Agreement for your records.